EXHIBIT 99.1

Heska Corporation
Jon Aagaard
Investor Relations
970.619.3033
investorrelations@heska.com

Heska Corporation Expands Executive Leadership Team

LOVELAND, CO, April 22, 2020 -- Heska Corporation (NASDAQ: HSKA; "Heska" or the "Company"), a provider of advanced veterinary diagnostic and specialty products, announced today that it will expand its leadership team, adding a Chief Commercial Officer, a Chief Administrative Officer, and a Managing Director and Chief Operating Officer, scil animal care company, to its current Executive Leadership Team. The executive leadership team changes are made to support Heska’s global expansion and growth, including its recent acquisition of scil animal care company GmbH (“scil”).

Kevin Wilson, Heska’s CEO and President commented, “Companies that have strong balance sheets, growth opportunities, and reliable core businesses should invest, now, in their people and capabilities. It is clear to me that Heska is one of these companies. With our strong cash position, recent acquisitions and packed products pipeline, and solid core laboratory subscriptions performance, Heska is a well-positioned company in a great industry that is capable of quickly doubling customers, geography, and addressable revenue streams. Today, I am pleased to invest in our leadership structure to strengthen the influence of these wonderfully talented leaders guiding our success. Each of these executives has demonstrated excellent judgement, integrity, inspiration, smarts and energy, over many years. I am thankful that they choose to dedicate their talents to Heska and its stakeholders.”

Leadership changes in the Company’s Executive Team include:

•
Steve Eyl, Executive Vice President, promoted to Chief Commercial Officer, Heska and President, scil animal care company. Steve expands his responsibilities to include all global revenue and he becomes the top organizational leader of scil animal care company. Steve is based in Loveland, Colorado.

•
Eleanor Baker, promoted to Executive Vice President, Managing Director and Chief Operating Officer of scil animal care company, enters her new role as scil’s top operational and strategic leader based in Viernhiem, Germany.

•
Christopher Sveen, promoted to Executive Vice President, Chief Administrative Officer and General Counsel, Heska and President, Diamond Animal Health. Christopher adds oversight of information technology and administrative functions to his legal and human resource duties, while assuming full strategic and operational responsibility of Heska’s Other Vaccines and Pharmaceuticals (“OVP”) business, located in Des Moines, Iowa. Christopher is based in Loveland, Colorado.

Heska’s Executive Leadership Team continues to include:

•	Kevin Wilson, Chief Executive Officer and President

•	Nancy Wisnewski, Executive Vice President, Chief Operating Officer

•	Catherine Grassman, Executive Vice President, Chief Financial Officer

•	Jason Aroesty, Executive Vice President, International Diagnostics

About Heska
Heska Corporation (NASDAQ: HSKA) manufactures, develops and sells advanced veterinary diagnostic and specialty healthcare products through its two business segments: Core Companion Animal Health ("CCA") and Other Vaccines and Pharmaceuticals ("OVP"). CCA segment includes Point of Care Laboratory testing instruments and consumables, primarily under a unique multi-year subscription model, digital imaging products, software and services, data services, allergy testing and immunotherapy, and single use offerings such as in-clinic diagnostic tests and heartworm preventive products. OVP segment includes private label vaccine and pharmaceutical production under third party agreements and channels, primarily for herd animal health.

Note Regarding Forward-Looking Statements
This news release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “may,” “anticipates,” “intends,” “would,” “will,” “plans,” “believes,” “estimates,” “should,” “project,” and similar words and expressions. These forward-looking statements are intended to provide our current expectation or forecasts of future events; are based on current estimates, projections, beliefs, and assumptions; and are not guarantees of future performance. Actual events or results may differ materially from those described in the forward-looking statements, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by Heska pursuant to United States securities laws contain discussions of these risks and uncertainties. Heska assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review Heska’s filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov and via Heska’s website at www.heska.com).